SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 10, 2003

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission file Number)	(IRS Employer ID Number)

8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina 27615

(Address of principal executive offices) (ZipCode)

Registrant’s telephone number, including area code (919) 862-1000

Item 5. Other Events and Regulation FD Disclosure

On December 10, 2003, Salix Pharmaceuticals, Ltd. issued a press release announcing that the U.S. Food and Drug Administration (FDA) has acknowledged receipt of the Company’s November 25, 2003 amendment to the Rifaximin New Drug Application. A copy of this press release is attached.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
99.1	Press release dated December 10, 2003 of Salix Pharmaceuticals, Ltd., announcing that the U.S. Food and Drug Administration (FDA) has acknowledged receipt of the Company’s November 25, 2003 amendment to the Rifaximin New Drug Application.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: December 10, 2003	By: /s/ Adam C. Derbyshire
Adam C. Derbyshire
Senior Vice President and Chief Financial Officer

.